WEINBERG & COMPANY P.A.
1925 Century Park East
Suite 1120
Los Angeles, CA 90067

August 29, 2011
VIA FEDERAL EXPRESS

Securities and Exchange Commission
Washington, D.C. 20549

Re:           CMSF Corp.
1-12312
Form 8-K Report including Item  4.01 (a)

Gentlemen:

We have read the disclosure of CMSF Corp. (the “Registrant”) to Item 4.01 – Changes in Registrant’s Certifying Accountant, and we agree with all statements made in Item 4.01(a). We have no basis to comment on the other paragraphs in Item 4.01

Sincerely,

/s/ Weinberg & Company, P.A.

Weinberg & Company, P.A.